Exhibit 10.2

HERSHA HOSPITALITY TRUST

Stock Award Agreement

THIS AGREEMENT, dated as of the __ day of _____, ____, between HERSHA HOSPITALITY TRUST, a Maryland real estate investment trust (the “Company”), and ____________ (“Participant”), is made pursuant to the provisions of the Company’s 2008 Equity Incentive Plan (the “Plan”).  All terms that are used herein that are defined in the Plan shall have the same meaning given them in the Plan.

1.             Grant of Stock Award.  Pursuant to the Plan, on ____ __, ____ (the “Date of Grant”), the Company granted Participant a Stock Award with respect to ________ Class A common shares of beneficial interest (the “Shares”), subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein.

2.              Restrictions.  Except as provided in paragraphs 3, 4 and 5, the Shares are nontransferable and subject to a substantial risk of forfeiture.  The Shares shall become transferable and nonforfeitable (“Vested”) to the extent that the requirements of paragraph 3, 4 or 5 are satisfied.

3.              Vesting During Employment.  On each of the first, second and third anniversaries of the Date of Grant, ____ Shares shall become Vested and the remaining ____ Shares shall become Vested on the fourth anniversary of the Date of Grant if Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the applicable anniversary of the Date of Grant.

4.              Termination Without Cause.

(a)            Any outstanding Shares that have not previously become Vested shall be Vested as of the date that Participant’s employment with the Company and its Affiliates is terminated (i) by the Company or an Affiliate for any reason other than Cause, (ii) on account of Participant’s death or (iii) on account of Participant’s Disability.

(b)            (i) If Participant has an employment agreement with the Company, the definition of “Cause” as used in this Agreement shall have the meaning set forth in such agreement, if any.  (ii) If the Participant does not have an employment or other agreement with the Company that defines “Cause,” for purposes of this Agreement, the term “Cause” shall mean:

(A)           the Participant’s conviction of a felony;

(B)            the Participant’s theft, embezzlement, misappropriation of or intentional and malicious infliction of damage to the Company’s (or its subsidiaries’) property or business opportunity;

(C)           the Participant’s material breach of any agreement between Participant and the Company;

(D)           the Participant’s neglect of his duties or responsibilities to the Company or his failure or refusal to follow any written direction of the Board of Trustees of the Company or any duly constituted committee thereof, which failure continues for a period of twenty (20) calendar days after Company provides Participant written notice; or

(E)             the Participant’s abuse of alcohol, drugs or other substances, or his engaging in other deviant personal activities in a manner that, in the reasonable judgment of the Board of Trustees, adversely affects the reputation, goodwill or business position of the Company.

(c)            For purposes of this Agreement, the term “Disability” means that Participant is entitled to benefits under a long-term disability insurance policy or plan maintained by the Company or an Affiliate or, if there is no such policy or plan in effect, “Disability” means that Participant is totally and permanently disabled within the meaning of Section 22(e)(3) of the Code.

5.              Change in Control.  Any outstanding Shares that have not previously become Vested shall be Vested as of a Control Change Date.

6.              Forfeiture of Shares.  Any Shares that have not Vested in accordance with paragraph 3, 4 or 5 on or before Participant’s termination of employment shall be forfeited on the date that Participant’s employment with the Company and its Affiliates terminates or is terminated for any reason.  Participant shall have no further right or interest in any Shares that are forfeited in accordance with the preceding sentence.

7.              Custody of Certificates.  Custody of stock certificates evidencing the Shares shall be retained by the Company so long as the Shares are not Vested.  The Company shall deliver to Participant stock certificates evidencing any Vested Shares as soon as practicable after the Shares become Vested.

8.              Stock Power.  Participant hereby appoints the Company’s President and the Company’s Chief Financial Officer as Participant’s attorneys-in-fact with full power and authority in Participant’s name to assign and convey to the Company any Shares that are forfeited in accordance with paragraph 6.

9.              Shareholder Rights.  Participant will have the right to receive dividends on and to vote the Shares on and after the Date of Grant and prior to their forfeiture under paragraph 6.

10.            No Right to Continued Employment.  This Agreement does not confer upon Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate Participant’s employment at any time.

11.           Change in Capital Structure.  In accordance with the terms of the Plan, the terms of this Stock Award shall be adjusted as the Board determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

12.           Governing Law.  This Agreement shall be governed by the laws of the State of Maryland (other than any choice-of-law provisions that would require the application of the laws of a State other than the State of Maryland).

13.           Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the date of grant and the provisions of this Agreement, the provisions of the Plan shall govern.  All reference herein to the Plan shall mean the Plan as in effect on the Award Date.

14.           Participant Bound by Plan.  Participant hereby acknowledges that a copy of the Plan has been made available to Participant and agrees to be bound by all the terms and provisions thereof.

15.           Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf, and the Participant has affixed his signature hereto.

HERSHA HOSPITALITY TRUST

By
Name:
Title:

PARTICIPANT

Name: